FORM 10f-3	FUND:  Global High Income Dollar Fund Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3
Procedures

Adviser or Sub-Adviser: UBS Global Asset Management (US) Inc.

1.	Issuer:  Banque Centrale de Tunisie

2.	Date of Purchase:  4-19-02	3.
Date offering commenced:  4-19-02

4.	Underwriters from whom purchased:  Merrill Lynch

5.	"Affiliated Underwriter" managing or participating in
syndicate:  UBS Warburg

6.	Aggregate principal amount or number of shares purchased:
2,250,000

7.	Aggregate principal amount or total number of shares of
offering:  650 mm

8.	Purchase price (net of fees and expenses):  $98.697

9.	Initial public offering price:  $98.697

10.	Commission, spread or profit:  0.4	%	$

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an
issue registered under the
Securities Act of 1933 that is
being offered to the public.


___
X____


_______
b.	The securities were purchased
prior to the end of the first
day on which any sales are made
(or, if a rights offering, the
securities were purchased on or
before the fourth day preceding
the day on which the offering
terminated).



___
X____



_______
c.	The securities were purchased at
a price not more than the price
paid by each other purchaser in
the offering.
__
X___
_______
d.	The underwriting was a firm
commitment underwriting.

___X___

_______
e.	The commission, spread or profit
was reasonable and fair in
relation to that being received
by others for underwriting
similar securities during the
same period.


___
X____


_______
f.	The issuer of the securities and
any predecessor has been in
continuous operation for not
less than three years.


__X___


_______
g.	The amount of such securities
purchased by the Fund and all
investment companies advised by
UBS Global AM or the Fund's Sub-
Adviser, if applicable, did not
exceed 25% of the principal
amount of the offering.
___
X____
_______
h.	No Affiliated Underwriter was a
direct or indirect participant
in or beneficiary of the sale.

___X___

_______

Approved:  /s/ Stuart Waugh		Date:  refiled
8/26/02 as of 4/22/02
Global High Income Dollar Fund Inc.